Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in SI Financial Group, Inc.’s Registration Statement Nos. 333-171879 and 333-171880 on Forms S-8 of our reports dated March 9, 2012 relating to our audits of the consolidated financial statements and internal control over financial reporting of SI Financial Group, Inc. and subsidiaries appearing in this Annual Report on Form 10-K for the year ended December 31, 2011.

/s/ Wolf & Company, P.C.
Boston, Massachusetts
March 9, 2012